REPUBLIC OF THE FIJI ISLANDS

CERTIFICATE OF TITLE

TITLE REGISTRY OFFICE - SUVA, FIJI

LICENSE NUMBER : AG2476895 TITLE NO: FT236798

IN COMPLIANCE WITH LAND AND TITLE ACT (CAP 93) OF THE FIJI LAND REGISTRY.

APPLICATION FOR REGISTRATION RECEIVED ON: 28 OCTOBER, 2010

ENTERED ON: 03 NOVEMBER, 2010

REGISTERED OWNER :

RECURSOS MONTANA S.A.

VUNIDAWA GOLD MINE

LATITUDE 17°49'12" SOUTH LONGTITUDE 178° 21' 00" EAST

SOLE OWNERS

ASSIGNMENT TRANSFER

MORRIS VENTURES LLC

ASSIGNMENT NO. FA984123

PARCEL INDENTIFIER : 385-9765 FT

9 UNIT CLAIM BLOCK, 72.5 HECTARES

NOTATIONS:

NONE

TAXATION AUTHORITY:

CITY OF VUNIDAWA, FIJI

CHARGES AND LIENS :

NO OTHER PENDING TRANSFERS OR APPLICATIONS